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Exhibit 10.13

September 9, 2004

Vistula Communications Services, Inc.
40 Portman Square, 4th Floor
London W1H 6LT
United Kingdom

Gentlemen:

        Reference is made to the Distribution and Marketing Agreement (the "Agreement"), dated as of August 11, 2004, by and among NetYantra Inc. ("NetYantra US"), NetYantra India Pvt. Ltd (collectively with NetYantra US, "NetYantra") and Vistula Communications Services, Inc. (the "Company"). Pursuant to Section 13.2 of the Agreement and for good and valuable consideration, including the agreement by the Company to pay NetYantra the amount of $25,000 in addition to the Initial Payment (defined below) and to issue 50,000 shares of the Company's common stock to NetYantra US, NetYantra hereby agrees (a) to waive the obligations of the Company under Section 6.2.1 of the Agreement for a period of thirty-five (35) days with the effect that the Company will instead now be required to pay to NetYantra the sum of $150,000 (the "Initial Payment") in one or more payments on or before October 15, 2004 (the "New Payment Date"); and (b) that the Agreement shall not terminate pursuant to the last sentence of Section 9.2 of the Agreement except in the event that the Company fails to pay the Initial Payment to NetYantra in one or more payments on or before the New Payment Date. NetYantra acknowledges and agrees that it has already received the sum of $50,000 from the Company as partial payment of the Initial Payment.

        This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

Very truly yours,
NetYantra Inc.
By:	/s/ VINOD SANKAR Name: Vinod Sankar Title: Director
NetYantra India Pvt. Ltd
By:	/s/ VINOD SANKAR Name: Vinod Sankar Title: Director

Agreed to and accepted:

Vistula Communications Services, Inc.

By:	/s/ RUPERT GALLIERS-PRATT Name: Rupert Galliers-Pratt Title: Chairman	/s/ CHRISTOPHER S. BURKE Christopher S. Burke Chief Executive Officer and President

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  Exhibit 10.13